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                          ACCOUNTANTS' CONSENT


The Board of Directors
724 Solutions Inc.

We consent to the use of our report dated February 3, 2000 incorported by reference in the registration statement on Form S-8.


/s/ KPMG LLP

Toronto, Canada
July 24, 2000